UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2017
GENOCEA BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36289	51-0596811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA	02140
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 876-8191
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05	Costs Associated With Exit or Disposal Activities.
On September 19, 2017, Genocea Biosciences, Inc., (the “Company”) committed to an approximate 40% reduction in headcount as part of a corporate restructuring following its strategic shift to immuno-oncology and focus on the development of neoantigen cancer vaccines. The Company estimates that it will incur charges for one-time termination benefits in connection with this corporate restructuring of approximately $1.1 million for employee severance, benefits and related costs in the third quarter of 2017, all of which are expected to result in cash expenditures. After the headcount reduction, the Company expects to have approximately 55 employees.

Item 7.01	Regulation FD Disclosure
On September 25, 2017, the Company issued a press release announcing its commitment to a corporate restructuring. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ JONATHAN POOLE
Jonathan Poole
Chief Financial Officer

Date: September 25, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Genocea Biosciences, Inc. on September 25, 2017

4